Incorporation by Reference Putnam Absolute Return 500 Fund
Period ending 4/30/17

1. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 -- Incorporated by reference to Post-Effective Amendment
No.  247 to the Registrants Registration Statement filed on November 25, 2016.